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                                Exhibit 23(b)

                  CONSENT OF ANDREWS HOOPER & PAVLIK, P.L.C.


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 1996, which appears on page 30 of the annual report on Form 10-K of IBT Bancorp, Inc. for the year ended December 31, 1997.

                                        ANDREWS HOOPER & PAVLIK, P.L.C.

Saginaw, Michigan
May 18, 1998